Exhibit 107

Calculation of Filing Fee Table

FORM F-3

(Form Type)

Oatly Group AB (publ)

(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary shares, par value SEK 0.0015 per share (1)	Rule 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)

	Debt	Debt securities	Rule 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)

	Other	Warrants	Rule 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)

	Other	Units	Rule 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					—		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)

These ordinary shares are represented by American Depositary Shares, or ADSs, which each represent one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-262476).

(2)

An indeterminate aggregate number of securities is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In addition, securities registered hereunder may be sold either separately or as units comprised of one or more types of securities registered hereunder. An unspecified amount of these securities is also being registered as may from time to time be offered hereunder by selling security holders at indeterminate prices.

(3)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.